Exhibit 10.5
FIRST CAROLINA FINANCIAL SERVICES, INC.
RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made and entered into effective as of the ____ day of _________ 2025, by and between First Carolina Financial Services, Inc., a North Carolina corporation (the “Company”), and [___________] (the “Holder”).

1.
Award of Shares.  Subject to the restrictions and conditions set forth in this Agreement and the First Carolina Financial Services, Inc. 2025 Equity Incentive Plan (the “Plan”), the Company hereby awards to the Holder [_______] shares of the Company’s Common Stock (the “Restricted Shares”).  The Holder hereby accepts the Restricted Shares as of such date, subject to the restrictions and conditions set forth in this Agreement and the Plan.

2.
Forfeiture Restrictions. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of voluntarily, by operation of law, pursuant to a court decree or legal process (including without limitation any interspousal transfer by court decree or order in connection with an equitable distribution of marital assets) or otherwise to the extent the Restricted Shares are then subject to the obligation to forfeit and surrender the Restricted Shares to the Company upon the occurrence of certain events pursuant to Paragraph 3 below (the “Forfeiture Restrictions”).  Any prohibited transfer of all or part of the Restricted Shares is void and of no effect.

3.
Lapse of Forfeiture Restrictions.

(a)
The Forfeiture Restrictions shall lapse with respect to the Restricted Shares in accordance with the following schedule provided that the Holder provides Continuous Service to the Company or a Related Entity (including, for the avoidance of doubt, the Company’s subsidiary bank, First Carolina Bank) from the date of this Agreement through the applicable lapse date:

Lapse Date	Percentage of Restricted Shares as to which Forfeiture Restrictions Lapse
[Date]	[%]
[Date]	[%]
[Date]	[%]
[Date]	[%]
[Date]	[%]

(b)
Effect of Termination of Continuous Service.  Except as otherwise provided in Paragraph 3(c) below, in the event that Holder’s Continuous Service terminates for any reason prior to the complete lapse of the Forfeiture Restrictions, the Holder shall, for no consideration, forfeit to the Company coincident with such termination all Restricted Shares that remain subject to the Forfeiture Restrictions on the date of such termination.

(c)
Accelerated Lapse. Notwithstanding Paragraphs 3(a) and 3(b) above, the Forfeiture Restrictions with respect to the Restricted Shares shall lapse immediately upon the occurrence of any of the following events:

(i)	the termination of the Holder’s Continuous Service by reason of the Holder's death;

(ii)	the termination of the Holder’s Continuous Service because of Holder's Disability; or

(iii)	a Corporate Transaction with respect to the Company occurring prior to the termination of the Holder’s Continuous Service.

Notwithstanding anything else in this Agreement, the Administrator shall have the right at any time to accelerate the vesting of the Restricted Shares and cause the Forfeiture Restrictions that may remain on the Restricted Shares to lapse.

4.
Issuance of Restricted Shares; Rights as a Shareholder.  A certificate evidencing the Restricted Shares shall be issued by the Company (or, if the Restricted Shares are issued in book-entry form (at the sole discretion of the Company), proper notation made in the Company’s stock register) in the Holder’s name, and the Holder, unless and until the Restricted Shares are forfeited as described herein, shall have full voting rights associated with the Restricted Shares. The Holder will be entitled to receive dividends and other distributions with respect to the Restricted Shares, but to the extent any dividends or other distributions are declared and paid prior to the lapse of the Forfeiture Restrictions under this Agreement: (a) any cash dividends paid with respect to a Restricted Share will be retained by the Company (or its designated agent) and will be paid to the Holder, without interest, within thirty (30) calendar days after the Forfeiture Restrictions lapse with respect to the associated Restricted Share, but will otherwise be forfeited if and when the associated Restricted Share is forfeited, and (b) any property (other than cash) distributed with respect to a Restricted Share (including without limitation a distribution of stock by reason of a stock dividend, stock split, or otherwise, or a distribution of other securities with respect to an associated Restricted Share) will be subject to the restrictions of this Agreement in the same manner and for so long as the associated Restricted Share remains subject to those restrictions, and will be forfeited if and when the associated Restricted Share is forfeited or will vest if and when the associated Restricted Share vests. If any Restricted Shares are forfeited as described in this Agreement, then, on the date of such forfeiture, the Holder will no longer have any rights as a shareholder with respect to such forfeited Restricted Shares or any interest therein.

Any certificate evidencing the Restricted Shares shall bear a legend substantially similar to the following:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS AND RESTRICTIONS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BY AND BETWEEN THE COMPANY AND THE REGISTERED OWNER HEREOF, A COPY OF WHICH AGREEMENT IS ON FILE AT THE REGISTERED OFFICE OF THE COMPANY.

If the Company elects to issue the Restricted Shares in certificated form, the Company shall cause such certificate to be delivered upon issuance, along with a stock power executed in blank by the Holder relating to the Restricted Shares in the form attached hereto as Exhibit A, to the Secretary of the Company (or his or her designee, which may be the Company's transfer agent) as a depository for safekeeping until a forfeiture event occurs or the Forfeiture Restrictions lapse pursuant to the terms of this Agreement. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued, without such legend, in the name of the Holder for the Restricted Shares as to which the Forfeiture Restrictions have lapsed. Alternatively, the Company may, in its sole discretion, elect to issue the Restricted Shares as to which the Forfeiture Restrictions have lapsed in book-entry form, in which case the Company (or its authorized agent) may establish such procedures, including the placing of any "stop holds" or other account notations restricting transfer of the Restricted Shares on such book-entry account, as it shall deem reasonably necessary to enforce the transfer restrictions on the Restricted Shares described herein and in the Plan. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares (whether subject to restrictions or unrestricted) will only occur after there has been compliance with all applicable federal and state securities laws, and may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares.

5.
Withholding of Taxes.  The grant of the Restricted Shares and/or the lapse of the Forfeiture Restrictions may result in income to the Holder for federal, state or local income or employment tax purposes which may be subject to applicable federal, state and local tax withholding.  The Holder shall satisfy such tax withholding obligation by delivering to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet such withholding obligation under applicable tax laws, and, if the Holder fails to do so, the Company is authorized (i) to withhold from any cash remuneration then or thereafter payable to the Holder any tax required to be withheld by reason of such receipt or lapse, and (ii) to take such other action as the Administrator may in its sole discretion determine, including withholding shares otherwise deliverable to Holder under this Agreement.

6.
Tax Consequences.  The Holder has reviewed with the Holder’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement.  The Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Holder understands that the Holder (and not the Company) shall be responsible for the Holder’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.  The Holder understands that Section 83 of the Code taxes as ordinary income the difference between the purchase price for the Restricted Shares, which shall be $0.00 for the grant of shares hereunder, and the Fair Market Value of the Restricted Shares as of the date any Forfeiture Restrictions on the Restricted Shares lapse.  The Holder understands that the Holder may elect to be taxed as ordinary income the difference between the purchase price for the Restricted Shares, which shall be $0.00 for the grant of shares hereunder, and the Fair Market Value of the Shares as of the date hereof, at the time the Restricted Shares are received rather than when the restrictions on the Restricted Shares lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of grant.

THE HOLDER ACKNOWLEDGES THAT IT IS THE HOLDER'S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) IF HOLDER DESIRES TO MAKE THAT ELECTION, EVEN IF HOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES, INCLUDING THE COMPANY'S LEGAL COUNSEL, TO MAKE THIS FILING ON THE HOLDER'S BEHALF.

7.
Status of Restricted Shares.  The Holder agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. The Holder acknowledges that the Restricted Shares are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that the Restricted Shares, even upon lapse of the Forfeiture Restrictions, will not be eligible for sale in the public market without registration under the Securities Act unless such sale has an available exemption. The Holder further agrees (a) that the certificates representing the Restricted Shares (or, if issued in uncertificated form, the applicable book-entry account) may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (b) that the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law or regulation, this Agreement, or the Plan, (c) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares, and (d) that, if any shares of the capital stock of the Company are offered to the public pursuant to an effective registration statement under the Securities Act (other than registration of securities issued under an employee plan), the Holder will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any of the Restricted Shares (whether or not they are then subject to the Forfeiture Restrictions), or any other securities of the Company held by the Holder, not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days after, the effective date of such registration statement, unless otherwise agreed to in writing by the Company.

8.
No Right to Continued Service.  Neither this Agreement nor the award of Restricted Shares shall confer upon the Holder any right to continued service to the Company or a Related Entity, nor interfere in any way with the right of the Company or a Related Entity to terminate the service of Holder.

9.
Construction Controlled by Plan.  The Plan, as it now exists and as it may be amended hereafter, is incorporated by reference herein and made a part of this Agreement.  The Holder hereby acknowledges receipt of a copy of the Plan from the Company.  When used herein, the terms which are defined in the Plan shall have the meanings given to them in the Plan unless otherwise defined herein.  This Agreement shall be construed so as to be consistent with the Plan; and the provisions of the Plan shall be deemed to be controlling in the event that any provision hereof should appear to be inconsistent therewith.

10.
Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and shall be binding upon and inure to the benefit of the Holder, his/her heirs, legatees, personal representatives, executors, administrators, and any other person claiming under or through Holder.

11.
Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and enforceable under applicable law, but if any provision of this Agreement is determined to be unenforceable, invalid or illegal, the validity of any other provisions or part thereof, shall not be affected thereby and this Agreement shall continue to be binding on the parties hereto as if such unenforceable, invalid or illegal provision or part thereof had not been included herein.

12.
Modification of Agreement; Waiver.  This Agreement may be modified, amended, suspended, or terminated, and any terms, representations or conditions may be waived, but only by a written instrument signed by each of the parties hereto.  No waiver hereunder shall constitute a waiver with respect to any subsequent occurrence or other transaction hereunder or of any other provision hereof.

13.
Governing Law; Venue.  The Agreement and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to conflicts of law principles thereof.  The parties hereto agree that any suit or action arising out of or related to this Agreement or the Restricted Shares shall be instituted and prosecuted exclusively in a state or federal court in Nash County, North Carolina.  Each party (a) consents to the personal jurisdiction of said courts, (b) waives any venue or inconvenient forum defense to any proceeding maintained in such courts, and (c) agrees not to bring any proceeding arising out of or relating to this Agreement or the Restricted Shares in any other court.

14.
Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but together shall deemed to be and will be construed as, one and the same agreement.  A facsimile or email transmission of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.  The parties further agree that this Agreement may be signed electronically, including via DocuSign or a comparable eSignature solution, with such electronic signatures binding on the parties in all respects

15.
No Golden Parachute Payments.  Notwithstanding any provision in this Agreement to the contrary, the Company shall not be required to make any payment (including any acceleration of the lapse of Forfeiture Restrictions) under this Agreement that would be a prohibited golden parachute payment within the meaning of section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. § 1828(k)), its implementing regulations (including Part 359 of the FDIC’s Rules and Regulations) or any successor statute.

16.
Entire Agreement.  This Agreement, along with the Plan, constitutes and embodies the entire understanding and agreement of the parties hereto with respect to the grant of Restricted Shares and there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the matters addressed herein.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Holder has hereunto set the Holder’s hand and seal, all effective as of the day and year first above written.

FIRST CAROLINA FINANCIAL SERVICES, INC.

By:
Ronald A. Day
President and Chief Executive Officer

HOLDER

(SEAL)
[Name]

[Signature Page to Restricted Stock Award Agreement]

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto [________] [_________] shares of the common stock of First Carolina Financial Services, Inc., a North Carolina corporation, standing in the name of the undersigned on the books of said corporation and granted pursuant to that Restricted Stock Award Agreement dated as of [_____], 2025.

The undersigned does hereby irrevocably constitute and appoint the Secretary of First Carolina Financial Services, Inc. as the undersigned's agent and attorney-in-fact, to transfer said stock on the books of said corporation and to take all necessary and appropriate action to effect any such transfer, with full power of substitution in the premises.

This the ____ day of ___________, 202_

By:
[Name]